FOR IMMEDIATE RELEASE

American Realty Capital Trust III and American Realty Capital Properties Announce Their Intent to Close Their
Proposed Merger, Earlier Than Expected, in the First Week of March 2013

Due to this Early Close, It is Expected That American Realty Capital Trust III Stockholders Will Receive an
Increased Distribution for March

New York, New York, February 14, 2013 ˗ American Realty Capital Trust III, Inc. (“ARCT III” or the “Company”) and American Realty Capital Properties, Inc. (“ARCP”) announced today that they intend to close their proposed merger in the first quarter of 2013, subject to stockholder approval. Upon the close of the proposed merger, ARCT III stockholders will receive an increase to their annualized dividend. Following a vote by stockholders at the special meeting scheduled for February 26th in favor of the merger, ARCT III stockholders who elect to receive common stock in ARCP will receive an increase of $0.20 per share to their current annualized distribution, reflecting an annualized rate of $0.86 per share, beginning with the March 2013 distribution. This represents a 30% distribution increase for ARCT III stockholders, who will become ARCP stockholders upon the closing of the merger assuming they elect to receive shares.

Pursuant to the terms of the merger agreement, each outstanding share of common stock of the Company will be converted into the right to receive either (i) 0.95 of a share of common stock of ARCP or (ii) $12.00 in cash, but in no event will the aggregate consideration paid in cash be paid on more than 30% of the shares of ARCT III’s common stock issued and outstanding immediately prior to the closing of the merger. All ARCT III stockholders who elect to receive shares in ARCP will have a tax free exchange.

As previously disclosed, ARCP’s board of directors authorized, and ARCP declared, its fifth consecutive quarterly dividend increase to its annual distribution. The annual dividend rate increased by $0.005 per share, from $0.895 to $0.900 per annum, and began accruing on February 9, 2013. This new annualized dividend rate will be paid monthly to stockholders of record at the close of the 8th day, payable on the 15th of the month. Accordingly, on March 15, 2013, ARCP will pay a distribution of $0.07500 per share to stockholders of record at the close of business on March 8, 2013.

Nicholas S. Schorsch, Chairman and Chief Executive Officer of ARCT III, said, “With the proposed merger closing earlier than anticipated, we are excited to be able to pay our ARCT III stockholders who elect to receive ARCP shares an increased distribution in March. Not only will their distribution increase following the close of the merger, they will also enjoy a potentially enhanced income stream as the combined company continues to grow. The synergies inherent in the combination will provide ARCT III and ARCP stockholders an enterprise that consists of high quality properties anchored by largely investment grade corporate tenants generating stable income plus growth from rents.”

Upon closing of the transaction, ARCP will be one of the largest publicly traded net lease REITs in the industry, with over a $3.0 billion total enterprise value.

The transaction is expected to close in the first quarter of 2013, following a vote by the stockholders of both companies on February 26, 2013.

The Special Meeting of ARCT III stockholders to consider and vote upon a proposal to approve the merger with ARCP and the other transactions contemplated by the merger providing for the acquisition of ARCT III by ARCP is scheduled for February 26, 2013. ARCT III stockholders of record as of January 4, 2013 will be entitled to vote at the Special Meeting.

The Special Meeting of ARCP stockholders to consider and vote on the proposal to approve the issuance of shares of ARCP common stock in connection with the acquisition, is scheduled for February 26, 2013. ARCP stockholders of record, as of January 4, 2013, will be entitled to vote on the proposal.

About American Realty Capital Properties

ARCP is a publicly traded Maryland corporation listed on The NASDAQ Stock Market that qualified as a real estate investment trust for the year ended December 31, 2011, focused on acquiring and owning single tenant freestanding commercial properties subject to net leases with high credit quality tenants. Additional information about ARCP can be found on ARCP's website at www.americanrealtycapitalproperties.com.

About American Realty Capital Trust III

ARCT III is a publicly registered, non-traded real estate investment program that elected to qualify as a real estate investment trust for tax purposes with the taxable year ended December 31, 2011, focused on acquiring primarily free-standing single-tenant retail properties net leased to investment grade and other creditworthy tenants with long-term lease durations that contain non-cancelable lease terms of ten or more years. Additional information about ARCT III can be found on ARCT III's website at www.arct-3.com.

Additional Information and Where to Find It

In connection with the proposed merger, ARCP and ARCT III have filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”) on January 22, 2013 and commenced mailing the definitive proxy statement and a form of proxy to the stockholders of ARCP and ARCT III. These materials are not a substitute for the definitive proxy statement or the Registration Statement on Form S-4 (File No. 333- 185935) that ARCP filed with the SEC in connection with the proposed merger with ARCT III. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED MERGER CAREFULLY AND IN ITS ENTIRETY BECAUSE THE PROXY STATEMENT CONTAINS IMPORTANT INFORMATION ABOUT ARCP, ARCT III AND THE PROPOSED MERGER.

Investors and security holders will be able to obtain, without charge, a copy of the definitive proxy statement and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. Copies of the documents filed by ARCP with the SEC are also available on ARCP's website at www.americanrealtycapitalproperties.com, and copies of the documents filed by ARCT III with the SEC are available on ARCT III's website at www.arct-3.com.

Participants in Solicitation

The Company, ARCP and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s and ARCP’s stockholders in respect of the proposed merger. Information regarding the Company’s directors and executive officers can be found in the Company’s definitive proxy statement filed with the SEC on April 24, 2012. Information regarding ARCP’s directors and executive officers can be found in ARCP’s definitive proxy statement filed with the SEC on May 4, 2012 and its Current Report on Form 8-K filed with the SEC on October 16, 2012. Stockholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the proposed merger, which may be different than those of the Company’s stockholders generally, by reading the definitive proxy statement filed in connection with the proposed merger with the SEC on January 22, 2013 and other relevant documents regarding the proposed merger filed with the SEC. These documents are available free of charge on the SEC’s website and from the Company or ARCP, as applicable, using the sources indicated above.

Forward-Looking Statements

Information set forth herein (including information included or incorporated by reference herein) contains "forward-looking statements" (as defined in Section 21E of the Securities Exchange Act of 1934, as amended), which reflect ARCP's and ARCT III's expectations regarding future events. The forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to whether and when the transactions contemplated by the merger agreement will be consummated, the new combined company's plans, market and other expectations, objectives, intentions, as well as any expectations or projections with respect to the combined company, including regarding future dividends and market valuations, and estimates of growth, including funds from operations and adjusted funds from operations, and other statements that are not historical facts.

The following additional factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability of ARCP and ARCT III to obtain the stockholder approvals required to consummate the proposed merger; market volatility, unexpected costs or unexpected liabilities that may arise from the transaction, whether or not consummated; the inability to retain key personnel; continuation or deterioration of current market conditions; whether or not ARCP common stock will be included in REIT and public exchange indices; uncertainty regarding the level of demand for ARCP common stock that inclusion in such indices would generate; future regulatory or legislative actions that could adversely affect the companies; and the business plans of the tenants of the respective parties. Additional factors that may affect future results are contained in ARCP's and ARCT III's filings with the SEC, which are available at the SEC's website at www.sec.gov. ARCP and ARCT III disclaim any obligation to update and revise statements contained in these materials based on new information or otherwise.

Contacts

Investors:

Scott Winter / Jennifer Shotwell

Innisfree M&A Incorporated

Ph: (212) 750-5833

Brian S. Block

AR Capital, LLC

Ph: (212) 415-6500

Media:

Michael Freitag / Jonathan Keehner

Joele Frank, Wilkinson Brimmer Katcher

Ph: (212) 355-4449